                           UNITED WISCONSIN SERVICES, INC.

                                         AND

                               BLUE CROSS & BLUE SHIELD
                                 UNITED OF WISCONSIN

                               1997 PROFIT SHARING PLAN

                               1997 PROFIT SHARING PLAN

OBJECTIVES

     1. To focus participant awareness on Corporate and Business Unit/Regional Area financial results and to motivate employees to strive for financial success.

     2. To motivate participants to focus on the importance of providing excellent service to our customers and to maximize customer satisfaction results.

ELIGIBILITY

In order to be a participant in the 1997 Profit Sharing Plan ("Plan"), the following requirements must be met:

     1. The employee must be actively at work on or before the first day of the Plan Year, January 2, 1997, and have completed one full year of service on the last day of the Plan Year, December 31, 1997.

     2. The employee must be continuously employed by the Corporation through the date of payment (anticipated to be in March 1998). For the purpose of this eligibility requirement, employees who are laid-off with recall rights on the date of payment shall not be considered to be employed by the Corporation. Further, employment by one or more of the following employers shall constitute employment by the
          Corporation: Blue Cross & Blue Shield United of Wisconsin; United Wisconsin Services, Inc.; Compcare Health Services Insurance Corporation; United Wisconsin Insurance Company; United Wisconsin Life Insurance Company; Meridian Resource Corporation; Valley Health Plan; United Wisconsin Proservices, Inc.; United Heartland, Inc.; Meridian Managed Care, Inc.; Meridian Marketing Services, Inc.; Hometown Insurance Services, Inc.; and Unity Health Plans.

COMPONENTS OF THE PROGRAM

The components of the 1997 Profit Sharing Plan are as follows:

     1.   Profit Sharing of Financial Results
          a.   Combined Financial Results ("Corporate Component")
          b.   Business Unit/Regional Area Financial Results ("Local Component")

     2.   Customer Satisfaction Modifier

PROFIT SHARING OF FINANCIAL RESULTS

This program provides eligible employees with profit sharing when the financial objectives on the attached schedule are achieved. The financial performance objectives and the payout schedule are established by the Management Review Committees of the Boards

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of Directors of United Wisconsin Services, Inc. and Blue Cross & Blue Shield
United of Wisconsin (collectively the "Committee").

Payout potential will be based 50% on Combined Financial Results ("Corporate Component") and 50% on Business Unit/Regional Area Financial Results ("Local Component") as reflected in the attached schedule. The payout for those employees in corporate UWS functions will be based 50% on the Corporate Component and 50% on the weighted results of all the Local Components.

Profit sharing payouts for each eligible employee will be based on a percentage of Base Earnings paid during the Plan Year. For purposes of this Plan, Base Earnings shall be limited to: compensation for hours actually worked, not including overtime; holiday pay; vacation pay, not including payouts for either accrued or unused vacation time; benefits received under the Corporation's Short Term Disability Plan; sick pay; pay for personal days, not including pay for unused personal days; funeral pay; total compensation received by a participant from the Corporation and from a third party for jury duty, military service, and serving as a witness; and exam pay. To be considered Base Earnings, the item must have actually been paid during the Plan Year.

The Corporate Component of this Plan can pay out a maximum of 9% of a participant's Base Earnings. The Corporate Component is based on net income as reported in the audited combined financial statements for Blue Cross & Blue Shield United of Wisconsin. For purposes of this Plan, Combined Financial Results shall exclude net income or loss from "extraordinary items." "Extraordinary items" include, but are not limited to, sale of one or more buildings, sale of one or more subsidiaries, sale of one or more joint ventures, and sales of UWS stock by Blue Cross & Blue Shield United of Wisconsin. The Management Review Committee of the Board of Directors shall have sole and complete discretion to determine what constitutes "extraordinary items."

The Local Component of this Plan is established individually for each Business Unit/Regional Area. This Component can also pay out a maximum of 9% of a participant's Base Earnings. The financial results of the following Business Units/Regional Areas will be measured to determine the Local Component of the 1997 Plan:

       1. Special Markets (includes Investigation and Recovery Services (IRS); Information Support Services (ISS); Meridian Managed Care, Inc.; Meridian Resource Corporation; Dentacare; and Pharmacy Services)
       2. United Heartland
       3. United Government Services (includes Proservices)
       4. United Wisconsin Group
       5. Western Region (Blue Cross & Valley Health Plan)
       6. North Central Region (Blue Cross)
       7. Northeast Region (Blue Cross)
       8. Southeast Region (Blue Cross & Compcare)
       9. Southwest Region (Blue Cross & Hometown Insurance Services)
     10.  Meridian Marketing Services, Inc.
     11. Blue Cross Regional Services (support four Blue Cross out-state regions)

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

     12. Regional Services Combined (support four Blue Cross out-state regions and Meridian Marketing Services, Inc.)

United Wisconsin Services Corporate will be measured on the aggregate of the Local Component Targets. In addition to regular UWS corporate functions, "United Wisconsin Services Corporate" will include: Group Relations; Special Markets Finance; Network Management; Quality Improvement; Compcare Provider/Financial Services; Provider Utilization Analysis; HMO/Special Markets Accounting; Blue Cross & Blue Shield Cash Adjustments, Cash Control, Cash Receipts, Group Agreement, National Accounts and Accounting; and the Core System Migration Team.

The Local Component schedule and the Corporate Component schedule are on Page 8 of this document.

CUSTOMER SATISFACTION MODIFIER

The Customer Satisfaction Modifier can increase or decrease the amount paid under the other Profit Sharing Components. The modifier is based on customer satisfaction surveys conducted throughout the year (except for United Government Services which uses the ratio of program savings to program costs).

Each Business Unit/Regional Area will be measured individually against the following targets:

                        TARGET FOR REGIONAL AREAS, COMPCARE
                          AND MERIDIAN MARKETING SERVICES

Each Regional Area will be measured individually against the schedule below. The payout to Hometown Insurance Services, Inc. employees will be based on the customer satisfaction survey results for the Southwestern Region. For purposes of the Customer Satisfaction Modifier, the Western Regional Area will not include Valley Health Plan which will be measured separately.

The Southeast Region of Blue Cross and Compcare (including Title 19 recipients) will be measured separately; however, the payout to employees of each will be the same and will be based on a weighted average of the results of both measurements.

Meridian Marketing Services will be measured separately against the schedule below based on responses from individual policyholders.


  -2%       -1%     NO CHANGE      +1%        +2%       +3%

  86%    86.1% to   87.6% to     90.5% to   92.0% to    93.5%
or less    87.5%      90.4%        91.9%      93.4%    or more


                           TARGET FOR VALLEY HEALTH PLAN

Valley Health Plan employees will be measured on the basis of customer satisfaction survey results collected from its customers.


  -2%        -1%      NO CHANGE      +1%        +2%         +3%

 89.9%    90.0% to     92.0% to    94.0% to    96.0% to   98.0% or
or less     91.9%        93.9%       95.9%       97.9%      more



                            TARGET FOR UNITED HEARTLAND

United Heartland employees will be measured on the basis of group satisfaction according to the following scale:


  -2%        -1%      NO CHANGE      +1%        +2%         +3%

 91.4%    91.5% to    92.8% to     95.8% to    97.3% to    98.8% to
or less    92.7%        95.7%       97.2%       98.7%       or more


                   TARGET FOR UNITED GOVERNMENT SERVICES

United Government Services employees will be measured on thebasis of a ratio of program savings to program costs according to the following scale:


  -2%        -1%      NO CHANGE      +1%        +2%         +3%

 9.9:1    10:1 to     15.1:1 to    17.7:1 to   20.1:1 to   22.1:1
or less    15:1         17.6:1       20:1        22:1      or more


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

                                 TARGET FOR UWG

UWG employees will be measured using the following schedules:

CLAIMANT SATISFACTION: A weighted average of survey responses from STD and LTD and dental claimants.


-.667%    -.333%      NO CHANGE   +.333%      +.667%       +1.0%

 86.0%    86.1% to    87.3% to    90.0% to    91.5% to     93.0%
or less     87.2%       89.9%        91.4%       92.9%    or more


GROUP SATISFACTION: A weighted average of surveys of groups with claims activity and group enrollments of new and existing groups.


-.667%    -.333%      NO CHANGE   +.333%      +.667%       +1.0%

 90.9%    91.0% to     92.5% to    94.0% to   95.6% to      97.1%
or less     92.4%        93.9%       95.5%     97.0%       or more


AGENT SATISFACTION: An average of surveys of agents who sold UWG products to new groups.


-.667%    -.333%      NO CHANGE   +.333%      +.667%       +1.0%

 85.0%    85.1% to    87.1% to    92.0% to    94.1% to     97.1%
or less    87.0%       91.9%       94.0%       97.0%      or more


                 TARGET FOR MERIDIAN MANAGED CARE

Meridian Managed Care employees will be measured on the basis of customer satisfaction survey results collected from its customers. The following scale will be used:


-2%       -1%         NO CHANGE    +1%          +2%         +3%

 89.9%    90.0% to    91.5% to    93.6% to    95.1% to     96.5%
or less    91.4%       93.5%       95.0%       96.4%      or more


               TARGET FOR BLUE CROSS REGIONAL SERVICES

The customer satisfaction modifier to be used for the Blue Cross Regional Services staff who support all four Blue Cross out-state regions, will be based on a weighted average of the combined customer satisfaction results for the Western Region, the North Central Region, the Northeast Region, and the Southwest Region. The customer satisfaction results will be weighted according to the number of employees eligible to receive a profit sharing payout in each of the above areas.

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

                TARGET FOR REGIONAL SERVICES COMBINED

The customer satisfaction modifier to be used for the Regional Services Combined staff, who support the four Blue Cross out-state regions and Meridian Marketing Services, Inc., will be based on a weighted average of the combined customer satisfaction results for the Western Region, the North Central Region, the Northeast Region, the Southwest Region and Meridian Marketing Services, Inc. The customer satisfaction results will be weighted according to the number of employees eligible to receive a profit sharing payout in each of the above areas.

                       TARGET FOR UWS CORPORATE STAFF

The customer satisfaction modifier to be used for UWS Corporate staff will be based on a weighted average of the combined customer satisfaction results for all measured areas. The customer satisfaction results will be weighted according to the number of employees eligible to receive a profit sharing payout in each area which is separately measured for customer satisfaction purposes. In addition to regular UWS corporate functions, Group Relations, Investigation and Recovery Services, Dentacare, Pharmacy Services, Information Support Services, Meridian Resource Corporation, Special Markets Finance, Network Management, Quality Improvement, Compcare Provider/Financial Services, Provider Utilization Analysis, HMO/Special Markets Accounting, Blue Cross & Blue Shield Cash Adjustments, Cash Control, Cash Receipts, Group Agreement, National Accounts and Accounting, and the Core System Migration Team will be included in the UWS Corporate staff measurement.

PAYMENT OF AWARDS

No payments will be made under the Local Component or the Customer Satisfaction Modifier unless a payment is earned under the Corporate Component of the Plan. Notwithstanding the previous sentence, the Committee, at its discretion, may selectively award Profit Sharing payouts to specified Business Units/Regional Areas, or portions thereof, if such payouts are warranted.

Profit Sharing will be awarded in cash within 30 days following approval by the Committee.

The Local Component of the Plan will be prorated based on months of service for participants who transfer from one Business Unit/Regional Area to another during the Plan Year. The Customer Satisfaction Modifier will also be prorated based on months of service for participants who transfer from one individually rated entity (e.g. United Heartland, Meridian Marketing Services, Valley Health Plan) to another individually rated entity during the Plan Year. For purposes of proration, the results of the Local Components and the Customer Satisfaction Modifier will be determined as of the end of the Plan Year.

Participants who otherwise meet eligibility requirements for the Plan Year but who die, become disabled or retire before the end of the Plan Year, will be eligible for a prorata payout. Participants who otherwise meet eligibility requirements for the Plan Year but who die, become disabled or retire before the payment date but after completing the full Plan

                                       6
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Year of service will be eligible for a full payout.  In the case of death, payment will be made to the participant's estate.

Employees who otherwise terminate employment with the Corporation prior to the payment date will not be eligible for a profit sharing payout.

PLAN ADMINISTRATION

The Committee maintains overall responsibility for the Profit Sharing Plan and is given complete discretion to administer the Plan and to interpret and/or modify all terms and conditions of the Plan.

The Committee, at its discretion, reserves the right to amend, suspend or terminate the Profit Sharing Plan provided that no such amendment, suspension or termination shall reduce or impair the value of any awards after such awards are made by the Committee at its first quarter 1998 meeting.



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